UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of principal executive offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WDC	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2021, Western Digital Corporation (“Western Digital”) announced that it closed its offering of $500.0 million aggregate principal amount of 2.850% senior notes due 2029 (the “2029 Notes”) and $500.0 million aggregate principal amount of 3.100% senior notes due 2032 (the “2032 Notes,” and together with the 2029 Notes, the “Notes”).

The Notes are governed by and were issued pursuant to the terms of an indenture attached hereto as Exhibit 4.1, dated as of December 10, 2021 (the “Base Indenture”) between Western Digital and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of December 10, 2021 (the “First Supplemental Indenture”) between Western Digital and the Trustee. As used herein, “Indenture” means the Base Indenture, as supplemented by the First Supplemental Indenture.

The Indenture contains certain restrictive covenants which are subject to a number of limitations and exceptions. The Indenture also contains customary events of default.

The above description of the Notes and the Indenture is qualified in its entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibit 4.1 through 4.4 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On December 10, 2021, Western Digital announced that it closed its offering of the Notes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On December 7, 2021, Western Digital entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC and MUFG Securities Americas Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance of the Notes. The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 7, 2021.

4.1	Indenture, dated as of December 10, 2021, between Western Digital Corporation and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of December 10, 2021, between Western Digital Corporation and U.S. Bank National Association, as trustee.

4.3	Form of 2.850% Senior Notes due 2029 (included in Exhibit 4.2).

4.4	Form of 3.100% Senior Notes due 2032 (included in Exhibit 4.2).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

5.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

99.1	Press Release of Western Digital Corporation, dated December 10, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation

Date: December 10, 2021	By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary